EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1/A #4, of our report dated March 22, 2012 , relating to the audited financial statements of Monte Resources, Inc., and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus.


/s/ Madsen & Associates CPA's, Inc.
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Salt Lake City, Utah
March 29, 2012